                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

        Iroquois Bancorp, Inc.
- - --------------------------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

        Marianne R. O'Connor
- - --------------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: /1/

         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------


[X] Check box if any part of the fee as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
               $125.00
          ---------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
               Preliminary Proxy Materials
          ---------------------------------------------
     (3)  Filing Party:
               Iroquois Bancorp, Inc.
          ---------------------------------------------
     (4)  Date Filed:
               March 19, 1996
            -------------------------------------------

- - ---------------
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                             IROQUOIS BANCORP, INC.
                               115 Genesee Street
                            Auburn, New York  13021
                                 (315) 252-9521

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 1996

TO THE SHAREHOLDERS OF IROQUOIS BANCORP, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Iroquois Bancorp, Inc. (the "Company"), will be held at the Holiday Inn, 75 North Street, Auburn, New York on Thursday, May 9, 1996 at 10:00 a.m., to consider and vote upon the following matters:

     1. The election of three (3) directors to serve for a term of three (3) years and until their successors have been duly elected and qualified.

     2. A proposal to amend the Company's Restated Certificate of Incorporation to increase the Company's authorized shares of common stock from 3,000,000 to 6,000,000.

     3.  A proposal to approve the Company's 1996 Stock Option Plan.

     4. The ratification of the appointment of independent auditors for the fiscal year ending December 31, 1996.

     5. The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

     The close of business on March 29, 1996 has been fixed as the record date for the determination of shareholders who will be entitled to notice of and to vote at the Annual Meeting.

                                        By Order of the Board of Directors



                                        James H. Paul, Secretary

April 1, 1996

THE BOARD OF DIRECTORS REQUESTS THAT YOU MARK, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED.

                             IROQUOIS BANCORP, INC.
                               115 Genesee Street
                            Auburn, New York  13021
                                 (315) 252-9521
                            _______________________

                                PROXY STATEMENT
                            _______________________

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 1996
                    _______________________________________

                       SOLICITATION AND VOTING OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Iroquois Bancorp, Inc. (the "Company") for use in connection with the Annual Meeting of Shareholders to be held May 9, 1996. The matters to be considered and acted upon at such meeting are referred to in the preceding notice and are more fully discussed below. Only if the enclosed proxy card is properly executed and returned to the Company will the shares represented thereby be voted. If no choices are specified on the returned card, the shares will be voted for each of the persons nominated as director and in favor of management's proposals, except with respect to broker non-votes for proposal number 3 as described below. The proxy may be revoked by written notice to the Company prior to the meeting or by written notice to the Secretary at the meeting at any time prior to being voted. The first date on which this proxy statement and accompanying proxy are being sent to shareholders is on or about April 1, 1996.

     Proxies may be solicited by mail, personal interview, telephone, or telegraph. Directors, officers, and employees of the Company may solicit proxies by any such method without additional compensation. Costs of all proxy solicitation will be paid by the Company, including reimbursement of brokerage firms and other nominees for expenses of forwarding proxy solicitation material to the beneficial owners for whom they held the shares.

     The common stock of the Company is its only class of voting securities and each share entitles the holder to one vote on all matters to come before the meeting. The Board of Directors has fixed the close of business on March 29, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On March 29, 1996, there were 2,348,711 shares of the Company's common stock outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum and in the event there are not sufficient votes, the Annual Meeting may be adjourned.

     Directors shall be elected by a plurality of the eligible votes cast and the ratification of the appointment of independent auditors will be determined by a majority of the eligible votes cast. Abstentions, in person or by proxy, shall be counted toward a quorum, but abstentions under New York law are not deemed to be votes cast and therefore abstentions have no effect on the outcome of the vote, which requires either a plurality or majority of the "votes cast," depending upon the proposal. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast. The proposals to amend the Company's Restated Certificate of Incorporation and to approve the Company's 1996 Stock Option Plan require the affirmative vote of a majority of the shares eligible to vote. Absententions, therefore, will have the same impact as a negative vote with respect to those proposals.

     All of the items on the agenda for shareholder approval, except the approval of the 1996 Stock Option Plan, are deemed "discretionary" items upon which brokerage firms may vote in their discretion on behalf of beneficial owners who have not furnished voting instructions within ten days of the Annual Meeting of Shareholders. With respect to those items, "broker non-votes" which occur for "non-discretionary" items on which brokers cannot vote if beneficial owners have not given instruction by proxy will not be a factor. Approval of the Company's 1996 Stock Option Plan, however, is a "non-discretionary" item and broker non-votes will have the same effect as a negative vote on that matter.


                     STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The table below indicates as of February 1, 1996 the only holders known to the Company to be the beneficial owner of more than 5% of the total 2,340,242 issued and outstanding shares of the Company's common stock.


                                           Amount and Nature      Percent of
                                                  of              Outstanding
Name and Address                        Beneficial Ownership/1/  Common Stock
- - ----------------                        -----------------------  ------------

The Baird Family                                232,376/2/          9.54%
c/o Brian D. Baird
120 Delaware Avenue
Buffalo, New York 14202

Iroquois Bancorp, Inc. Employee                 218,125/3/          8.95%
 Stock Ownership Plan
115 Genesee Street
Auburn, New York 13021

______________________

     /1/ Except as otherwise noted, such beneficial owner has sole voting and investment power with respect to the stock.

     /2/ Such shares are beneficially owned either directly or as trustees or custodians for other family members or as trustees of the Cameron Baird Foundation. The respective beneficial owners have sole investment and voting power with respect to their shares.

     /3/ Such shares are held in trust for the participants in the plan who are the beneficial owners and who direct the voting of their allocated shares in the trust. All unallocated shares in the trust are voted by the independent trustee.

     As of February 1, 1996, no director except Brian Baird and no executive officer of the Company or any subsidiary beneficially owned more than 5% of any class of the Company's outstanding stock. All directors and executive officers as a group (14 persons) beneficially owned 790,608 shares of the Company's common stock, including exercisable options, representing approximately 32.5% of the 2,340,242 outstanding shares of common stock plus 96,000 outstanding exercisable options. Those ownership interests are set forth in the following table.

                                                    Amount and
                                                    Nature of       Percent
                                                    Beneficial    Common Stock
Name                         Positions Held         Ownership/1/  Outstanding
- - ----                         --------------         ------------  ------------

Joseph P. Ganey              Chairman of the Board     63,647/2/       2.6%

Richard D. Callahan          President and CEO,        52,089/3/       2.1
                             Director

Brian D. Baird               Director                 232,376/4/       9.5

John Bisgrove, Jr.           Director                 103,271/5/       4.2

Peter J. Emerson             Director                  58,678/6/       2.4

Russel C. Fielding           Director                   9,617/7/        .4

William J. Humes, Jr.        Director                   9,708           .4

Arthur A. Karpinski          Director                  21,428           .9

Henry D. Morehouse           Director                   9,331           .4

Richard J. Notebaert, Jr.    Vice President            19,592/8/        .8

Marianne R. O'Connor         Treasurer and             25,732/9/       1.1
                             CFO

James H. Paul                Executive Vice            34,602/10/      1.4
                             President, Secretary

W. Anthony Shay, Jr.         Vice President             5,620/11/       .2

Lewis E. Springer, II        Director                  61,455          2.5

     All directors and executive officers             790,608/12/     32.5%
     as a group (14 persons)


- - ---------------
/1/ Except as otherwise noted, each beneficial owner listed has sole voting and investment power with respect to the stock.
/2/  Includes 4,341 shares held jointly with spouse.
/3/ Includes 900 shares held by spouse, and exercisable options to purchase 47,800 shares under the Stock Option Plan.
/4/ Such shares are beneficially owned either directly or as trustees or custodians for other family members or as trustees of the Cameron Baird Foundation. The respective beneficial owners have sole investment and voting power with respect to their shares.
/5/ Includes 3,817 shares held as custodian for minor children and 266 shares held by spouse.
/6/ Includes 2,000 shares held by spouse, 1,000 shares held by an independent trustee for a child, and 36,000 shares held by the F.L. Emerson Foundation, Inc., of which he is a director and officer, and as to which he disclaims beneficial ownership.
/7/  Includes 1,081 shares held by spouse.
/8/ Includes exercisable options to purchase 7,200 shares under the Stock Option Plan.
/9/ Includes 209 shares held as custodian for minor children, and exercisable options to purchase 8,200 shares under the Stock Option Plan.
/10/ Includes exercisable options to purchase 7,000 shares under the Stock Option Plan.
/11/ Includes exercisable options to purchase 3,600 shares under the Stock Option Plan.
/12/ Includes 800 shares held in trust under the Directors Stock Award Trust; 2,400 in the Chairman's Stock Award Trust; and 80,262 shares held in the ESOP that have not been awarded or allocated and are therefore voted by the ESOP independent trustee.

     The following table sets forth information with respect to the shares of the Company's Floating Rate Cumulative Preferred Stock, Series A (the "Series A Preferred Stock"), which is non-voting stock, beneficially owned by each director and each executive officer named in the Summary Compensation Table on Page 8 and by all directors and officers as a group as of February 1, 1996. As of that date, there were 31,355 shares of the Series A Preferred Stock issued and outstanding.

                                              Amount and     Percent of
                                              Nature of      Series A
                                              Beneficial     Preferred Stock
Name                   Positions Held         Ownership/1/   Outstanding
- - ----                   --------------         ------------   ---------------

Joseph P. Ganey        Chairman of the Board     100/2/            .32%

Arthur A. Karpinski    Director                  700/3/           2.23


  All directors and executive officers
  as a group (14 persons)                        800              2.55%

______________________
/1/ Except as otherwise noted, each beneficial owner listed has sole voting and investment power with respect to the stock.
/2/  All shares held jointly with spouse.
/3/  All shares held by spouse.

     The following table sets forth the information with respect to the shares of the Company's Floating Rate Noncumulative Preferred Stock, Series B (the "Series B Preferred Stock"), which is non-voting stock, beneficially owned by each director and executive officer and by all directors and officers as a group as of February 1, 1996. As of that date there were 19,153 shares of the Series B Preferred Stock issued and outstanding.

                                              Amount and     Percent of
                                              Nature of      Series B
                                              Beneficial     Preferred Stock
Name                   Positions Held         Ownership/1/   Outstanding
- - ----                   --------------         ------------   ---------------


Joseph P. Ganey        Chairman of the Board         148           .77%

Russel C. Fielding     Director                      100           .52

Arthur A. Karpinski    Director                      520/2/       2.72

Marianne R. O'Connor   Treasurer and Chief
                       Financial Officer              10/3/        .05

James H. Paul          Executive Vice President      175/4/        .92

  All directors and executive officers
  as a group (14 persons)                            953          4.98%
- - -----------------------

/1/ Except as otherwise noted, each beneficial owner listed has sole voting and investment power with respect to the stock.
/2/  Includes 500 shares held by spouse.
/3/  All shares as custodian for minor children.
/4/  Includes 82 shares held by spouse.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     In accordance with the rules of the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934, as awarded, directors, executive officers, and beneficial owners of 10% or more of the Company's stock must file certain reports of stock ownership and changes of stock ownership. Based solely upon its review of copies of such reports received by it, or written representations of certain reporting persons that no forms were required to be filed, Iroquois believes that for the fiscal year ended December 31, 1995 all reports required by such reporting persons were timely filed with the Securities and Exchange Commission.



                             ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of ten (10) directors. The Board is divided into a total of three classes, with terms expiring in 1996, 1997, and 1998. At the Annual Meeting, three (3) directors will be elected for a term of office expiring in 1999 and until the election and qualification of their successors.

     It is intended that, if no contrary specification is made, the persons named on the proxy card will vote for the nominees named below. The Board believes that all of the nominees will be available and able to serve as directors, but if for any reason any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute or substitutes. All nominees for election in 1996 have been previously elected by the shareholders of the Company.

     There is set forth below certain information about the nominees for election to the Board of Directors, as well as about those present directors whose term of office will continue after the meeting. The names of the directors and nominees below represent a full Board of Directors. Except for Brian D. Baird, Russel C. Fielding, and Henry D. Morehouse all present directors, including the nominees, are also serving as directors of the Company's subsidiary, Cayuga Savings Bank. Mr. Fielding and Mr. Morehouse also serve on the Board of Directors of the Company's other subsidiary, The Homestead Savings
(FA).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR ELECTION AS DIRECTORS.

NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS OF OFFICE EXPIRING IN 1999:
- - ------------------------------------------------------------------------

WILLIAM J. HUMES, age 66, a director of Cayuga Savings Bank since January, 1987,
is retired, having   served as  President of a steel manufacturing company,
Auburn Steel Company, Inc. and as Chairman and Chief Executive Officer of Arkansas Steel Associates, its subsidiary, since 1989.

ARTHUR A. KARPINSKI, age 67, a director of Cayuga Savings Bank since 1969, is
now retired from   the practice of periodontics.

HENRY D. MOREHOUSE, age 66, a director of The Homestead Savings since 1968, is the owner of Morehouse Appliances, a retail appliance business, where he has been employed since 1942.


PRESENT DIRECTORS WHOSE TERMS OF OFFICE EXPIRE IN 1998:
- - -------------------------------------------------------

PETER J. EMERSON, age 55, a director of Cayuga Savings Bank since 1971, is a Director and President of the F.L. Emerson Foundation, Inc., a charitable foundation.

RUSSEL C. FIELDING, age 75, became a director in 1991 pursuant to the terms of the transaction in which Iroquois acquired The Homestead Savings (FA), where Mr. Fielding has served as a director since 1971 and continues to serve. He is a director and the retired Vice President and Treasurer of Rome Sentinel Company, a newspaper business in Rome, New York.

JOSEPH P. GANEY, age 72, a director of Cayuga Savings Bank since 1974, was named Chairman of the Board of Cayuga Savings Bank in 1985, and remains as Chairman of the Board of the Company as well. Having served as Chief Executive Officer since 1976, he retired at the end of 1988. Before joining Cayuga Savings Bank as Executive Vice President in 1971, Mr. Ganey had 29 years of banking experience.

LEWIS E. SPRINGER II, age 57, a director of Cayuga Savings Bank since January, 1987, has been President of Creative Electric, Inc. since 1967 and Chairman of its subsidiary, Andersen Laboratories, since 1989. Both companies manufacture electronic components for guidance systems and other applications.


PRESENT DIRECTORS WHOSE TERMS OF OFFICE EXPIRE IN 1997:
- - -------------------------------------------------------

BRIAN D. BAIRD, age 45, became a director on July 1, 1990, through an expansion
of the Board, and   was thereafter elected by the shareholders at the Company's next Annual Meeting. He is an attorney with the law firm of Kavinoky and Cook in Buffalo, New York, where he has practiced law since 1983.

JOHN BISGROVE, JR., age 56, a director of Cayuga Savings Bank since 1978, is the owner and President of Sunrise Farms with business activity in cattle breeding, horses and related interests. He is also a partner in Martin Point Development, a real estate development partnership.

RICHARD D. CALLAHAN, age 53, became a director of Iroquois and Cayuga Savings
Bank in 1994 after   his appointment as chief executive officer and president of both the Company and Cayuga Savings. Prior to joining Iroquois, he was Regional Executive Vice President, Regional President, and Senior Executive Vice President of Operations and Marketing, in that order, for Marine Midland Bank from 1983 to 1993, after 18 years of prior banking experience.

     There are no family relationships between any director, executive officer, or any person nominated or chosen by the Board to become a director or executive officer.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors held 4 regular quarterly meetings during 1995, and all of the directors attended more than 75% of the aggregate of the total number of Board meetings and meetings of committees of the Board on which they served except Messrs. Humes and Springer, whose absences were excused for good cause. The Board of Directors currently has three standing committees: Executive, Audit, and Nominating/Personnel. The chairman of the Board and chairman of the Executive Committee are members ex-officio of all committees. The principal responsibilities of all of the committees and the number of meetings held during 1995 are set forth below.

     Executive Committee: The Executive Committee consists of 7 appointed members, and 1 ex-officio member. It is authorized to exercise the powers of the Board of Directors to take action between regular meetings of the Board. This Committee, which met 5 times in 1995, presently consists of Mr. Humes who serves as chairperson, and Messrs. Baird, Bisgrove, Callahan, Fielding, Karpinski, and Springer as appointed members. Mr. Ganey serves ex-officio with vote.

     Audit Committee: The Audit Committee consists of 5 appointed members and 2 members ex-officio. The Committee examines and reviews the accounting, reporting, and financial practices of the Company. The Committee also receives reports of the Company's independent auditors, and reviews and approves all non-audit services performed by the independent auditors. This Committee presently consists of Mr. Emerson, who serves as chairperson, and Messrs. Baird, Fielding, Karpinski and Morehouse, as appointed members, with Mr. Ganey and Mr. Humes serving ex-officio with vote. During 1995, the Committee met 4 times.

     Nominating/Personnel Committee: The Nominating/Personnel Committee consists of 4 appointed members and 2 ex-officio members, including Mr. Bisgrove as chairperson and Messrs. Callahan, Fielding and Springer. Messrs. Ganey and Humes serve ex-officio with vote. This committee reviews the qualifications of candidates for the Board and recommends a slate of nominees for election at the annual meeting of shareholders, as well as considers nominees recommended by shareholders on the same basis as other persons considered provided such names are submitted in sufficient time for the Committee to review the person's qualifications. The Committee is also responsible for Company policy regarding general management and human resource matters, including compensation. With the exception of Mr. Callahan, the Nominating/Personnel Committee members serve as the Board's compensation committee and have been designated the Stock Option Committee to administer the Company's Stock Option Plan. The Committee met 8 times in 1995.

DIRECTOR COMPENSATION

     The Company compensates its non-employee directors $1,600 per year in cash for service on the Board of the Company. Directors who reside beyond a 50 mile radius of the Company's principal office receive reimbursement for travel expenses, and all directors receive a fee of $150 for each committee meeting attended, with the chairperson presiding at each committee meeting receiving $175. Directors who serve on the boards of subsidiaries may also receive compensation for such service from the subsidiary in accordance with policy set by its Board of Directors.

     To enable the Company to recognize the long and dedicated service of certain individuals, non-employee directors of the Company's financial institution subsidiaries are entitled to an award of 100 shares of the Company's common stock following each full year of completed service, up to a maximum award of 1,000 shares. This program was implemented in 1987 by Cayuga Savings Bank prior to the holding company reorganization through the purchase of 12,000 shares of its stock on the over-the-counter market, at prevailing market prices, to be held in a Directors Stock Award Trust from which the shares are from time to time distributed to directors under the program. In 1989, Cayuga Savings Bank established a similar trust consisting of 12,000 shares of its common stock purchased on the over-the-counter market, at prevailing market prices, for a Chairman's Stock Award Trust, pursuant to which the Chairman of the Board at the time becomes entitled to an award of 1,200 shares per year, until all shares in the Trust have been distributed. The stock granted under these programs in the past and remaining in both Trusts now consists of the Company's common stock. The Company adopted the Chairman and Directors Stock Award programs and intends to continue to award shares under the programs. During 1995, the Company awarded 1,600 of the shares held in the Directors Stock Award Trust to directors of Cayuga Savings Bank and The Homestead Savings (FA) for their service as directors of the subsidiaries, and 1,200 shares from the Chairman's Trust to the Chairman of the Board.

INSURANCE

     As authorized by law and its Bylaws, the Company maintains insurance for itself and subsidiaries to indemnify directors and officers. It had obtained insurance from Progressive Casualty Insurance Company of Lyndhurst, Ohio, insuring the Company and its subsidiaries against any obligation incurred as a result of indemnification of their directors and officers and insuring such persons for liabilities for which they may not be indemnified. This insurance policy has a three-year term expiring October 30, 1998, with coverage of $5,000,000 aggregate annual limitation. As of this date, no sums have been paid under this policy. The current annual premium is $32,541.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, for the three years ended December 31, 1995, the cash compensation paid to the Company's chief executive officer and other executive officers of the Company who received total compensation in excess of $100,000. As explained in the Report on Executive Compensation below, compensation is paid by the subsidiary for which each individual also serves in an executive capacity.

                   Annual Compensation                            Long Term Compensation
                   -------------------                        ------------------------------
                                                              Awards                 Payouts
- - ----------------------------------------------------------------------------------------------------------
(a)                  (b)      (c)        (d)        (e)        (f)          (g)        (h)      (i)
                                                    Other
Name                                                Annual     Restricted                       All Other
and                                                 Compen-    Stock                    LTIP    Compen-
Principal                                           sation     Awards       Options    Payouts  sation
Position             Year     Salary($)  Bonus($)   ($)        ($)          SARs(#)    ($)      ($)
- - ---------            ----     ---------  --------   -------    ----------   ---------  -------  ----------
Richard D.           1995      181,000   47,965      5,000        -----      17,800      ----   14,542/1/
Callahan             1994      105,673    -----      -----        -----      15,000      ----   11,413
CEO

James H.             1995      102,000   19,615      5,000        -----       7,000      ----   12,094/2/
Paul                 1994       95,000   -----       5,000        -----        ----      ----   10,916
COO                  1993       85,000   18,268      5,000        -----        ----      ----   10,550

Richard J.           1995      105,000   16,916      5,000        -----       7,200      ----   14,901/3/
Notebaert, Jr.       1994       96,000   18,480      5,000        -----        ----      ----   14,402
Vice President       1993       90,000   21,300      5,000        -----        ----      ----    9,472


Marianne R.          1995       91,000   19,356      3,823        -----       6,200      ----    9,494/4/
O'Connor             1994       85,000   -----       4,215        -----        ----      ----    9,779
CFO                  1993       76,750   18,234      5,000        -----        ----      ----    9,423

_________________________
/1/ This amount reflects 3 components:
     (a) $5,970 for the employer contribution to the Company's money purchase (defined contribution) pension plan in which all eligible employees participate and for which contributions are determined by the same salary based formula for all employees.
     (b) $3,133 for the employer matching contributions on behalf of this employee for participation in the Company's 401(k) Savings Plan.
     (c) $5,439 for the employer contribution on behalf of this employee to the Company's Employee Stock Ownership Plan.
/2/ This amount reflects 3 components:
     (a) $4,760 for the employer contribution to the Company's money purchase (defined contribution) pension plan in which all eligible employees participate and for which contributions are determined by the same salary-based formula for all employees.
     (b) $2,772 for the employer matching contribution on behalf of this employee for participation in the Company's 401(k) Savings Plan.
     (c) $4,562 for the employer contribution on behalf of this employee to the Company's Employee Stock Ownership Plan.
/3/ This amount reflects 3 components:
     (a) $8,106 for the employer contribution to the Company's money purchase (defined contribution) pension plan in which all eligible employees participate and for which contributions are determined by the same salary-based formula for all employees.
     (b) $2,136 for the employer matching contribution on behalf of this employee for participation in the Company's 401(k) Savings Plan.
     (c) $4,659 for the employer contribution on behalf of this employee to the Company's Employee Stock Ownership Plan.
/4/ This amount reflects 3 components:
     (a) $3,211 for the employer contribution to the Company's money purchase (defined contribution) pension plan in which all eligible employees participate and for which contributions are determined by the same salary-based formula for all employees.
     (b) $2,845 for the employer matching contribution on behalf of this employee for participation in the Company's 401(k) Savings Plan.
     (c) $3,438 for the employer contribution on behalf of this employee to the Company's Employee Stock Ownership Plan.

OPTION/SAR GRANTS TABLE

     During 1995, the Company granted options pursuant to the Company's 1988 Stock Option Plan. The Table below shows the relevant information pertaining to that grant of options.

                     Option/SAR Grants in Last Fiscal Year
                     -------------------------------------


                                                                           Potential
                                                                           Realizable Value
                                                                           at Assumed Annual
                    Individual Grants                                      Rates of Stock Price
                                                                           for Option Term
- - -----------------------------------------------------------------------------------------------
       (a)                       (b)         (c)         (d)        (e)       (f)       (g)

                                             % of
                                             Total
                                             Options/
                                             SARs        Exercise
                                 SARs        Employees   or Base    Expira-
                                 Granted     in Fiscal   Price      tion
       Name                       (#)        Year        ($/Sh)     Date      5% ($)    10% ($)
       ----                      -------     ---------   --------   -------   ------    -------
       Richard D.                17,800        100%       12.675    7/27/05   141,154    358,136
       Callahan
       CEO

       James H.                   7,000        100%       12.675    7/27/05    55,510    140,840
       Paul
       COO

       Richard J.                 7,200        100%       12.675    7/27/05    57,096    144,864
       Notebaert Jr.
       Vice President

       Marianne R.                6,200        100%       12.675    7/27/05    49,166    124,744
       O'Connor
       CFO

AGGREGATED OPTION/SAR EXERCISES AND VALUES

  The Table below shows for all officers named in the Summary Compensation Table above the total number of options exercised during 1995 and unexercised options held as of December 31, 1995.

              Aggregated Option/SAR Exercises in Last Fiscal Year
              ---------------------------------------------------
                          and FY-End Option/SAR Values
                          ----------------------------

     (a)                     (b)              (c)              (d)              (e)

                                                                               Value
                                                             Number of         Unexercised
                                                             Unexercised       In-the-Money
                                                             Options/SARs at   Options/SARs at
                                                             FY-End (#)        FY-End ($)
                       Shares Acquired                       Exercisable/      Exercisable/
     Name              on Exercise (#)  Value Realized ($)   Unexercisable     Unexercised
     ----              ---------------  ------------------   ---------------   ---------------
     Richard D.              0                  0                30,000            126,000
     Callahan                                                exercisable       exercisable
                                                                 17,800              2,503
                                                             unexcercisable    unexcercisable

     James H.                0                  0                 7,000              2,625
     Paul                                                    unexcercisable    unexcercisable

     Richard J.              0                  0                 7,200              2,700
     Notebaert, Jr.                                          unexercisable     unexcercisable

     Marianne R.             0                  0                 2,000             17,000
     O'Connor                                                exercisable       exercisable
                                                                  6,200              2,325
                                                             unexercisable     unexcercisable


EMPLOYMENT CONTRACTS

  The Company is a party to an employment agreement with the named executive officers shown in the Summary Compensation Table above and officers who do not appear in the Table. Compensation under these agreements remains a primary obligation of the subsidiary for whom the named executive also serves in an executive capacity. The Company may in the future agree to become the primary obligor if the employee's duties for the Company are expanded sufficiently to warrant a change in the primary compensation obligation.

  Mr. Notebaert has an employment agreement with the Company, as Vice President, and The Homestead Savings (FA), for which he serves as President and Chief Executive Officer. Mr. Notebaert's agreement provided for 1995 annual compensation in the amount of $105,000, subject to further review and increase annually until expiration in 1999. Mr. Notebaert's contract, contains a severance provision that allows for the greater of two years then current salary or current salary for the remainder of the five-year renewal period up to a maximum of three years and applies only to termination by the Company or its Subsidiary without cause. Mr. Notebaert is the only executive officer with severance provisions in the employment agreement because it was entered into prior to a change of Board policy eliminating such provisions. All other executive officers entered into new employment agreements at a later date.

  Mr. Callahan's employment agreement with the Company and Cayuga Savings Bank fixed annual base compensation for 1995 in the amount of $181,000, subject to further annual review and increase during a five-year term that expires in 1999.

  The Company also has employment agreements with its other executive officers, including those named in the Summary Compensation Table above. Ms. O'Connor's employment agreement with the Company and Cayuga Savings Bank, where she also serves as Treasurer and Chief Financial Officer, provided for 1995 annual compensation in the amount of $91,000 subject to further annual review and increase during a five-year term that expires in 1999. Mr. Paul's employment agreement provided for 1995 annual compensation in the amount of $102,000, subject to further annual review and increase during the five-year term that expires in 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Joseph P. Ganey, chairman of the Board of Directors of the Company and a member of its Compensation Committee, served as acting president and chief executive officer from the time that office became vacant upon the resignation of Robert J. Steigerwald in November, 1993 through May, 1994, when Richard D. Callahan was appointed. Mr. Ganey also served as president and chief executive officer of Cayuga Savings Bank, as predecessor to the Company from 1976 through 1988, when he retired from active employment.


REPORT ON EXECUTIVE COMPENSATION

  The Company's executive officers, each of whom serves in an executive capacity at one of the Company's operating subsidiaries, continued to be compensated during 1995 directly from the subsidiary as primary employer.

  The members of the Company's Nominating/Personnel Committee, except for Mr. Callahan, which establishes and monitors all compensation policies and programs, serve as the Compensation Committee responsible for the final determination of compensation to Iroquois executive officers. The Committee reviewed the compensation fixed by the applicable subsidiary practices established as the core of its compensation policy.


OVERALL COMPENSATION POLICY

  During 1995, the Company worked with an independent consultant to develop an effective executive compensation strategy and to assess its market competitiveness to assure consistency with the goals of competitive pay practices. The strategy was adopted as the tool for achieving the Company's overall goal of improving shareholder value with a philosophy of maintaining high quality community banking services through a dedicated and competent staff. The underlying compensation policy is intended to reflect the rationale that the chief executive officer (CEO) and other executive officers should, as all employees, have appropriate financial rewards and incentives to encourage long term commitment and high quality performance. The compensation policy also serves as guidance in developing specific company-wide procedures and programs that do not vary significantly for the different entities within the Iroquois family. The following executive compensation strategy was designed to further the Company's key business objectives and incorporate consideration of current market data relating to compensation levels for executives at comparable companies. The strategy relies on four elements of compensation:

  . Base salary levels that are targeted below the relevant comparable market to emphasize the pay for performance strategy and to preserve effective management of fixed costs.

  . Annual incentive compensation that offers awards above market for executive performance that exceeds quantitative measures of financial and operational results.

  .  Equity compensation to align executives' interests with shareholder values.

  . Benefits tied to market for comparable positions in comparable companies in the same industry group.

  These four elements are structured to work together for an effective strategy that has the following characteristics:

  . Balanced reinforcement of decision making for short term and long term corporate objectives.

  . Total executive compensation within the range for the same industry category and for comparably sized companies to ensure compensation remains comparable and competitive for the relevant market.

  This strategy should provide total compensation for executives that will attract, retain, and motivate executives and that will promote positive results for shareholders. For each element of total compensation, the following sections summarize the analysis and recommendations of the Committee for executive compensation during 1995.

BASE SALARY

  EXECUTIVE OFFICERS COMPENSATION.   Base salaries for executive officers were
established by the chief executive officer in conjunction with the established performance-based compensation philosophy and market information provided by the Company's independent consultant. The Committee reviewed the analysis and recommendations of the CEO and determined they were consistent with the base salary element of the Company's overall strategy. The determination of base salary began with information from the Company's independent consultant on the ranges of salaries for executive officers at companies of similar size in the same industry group. In accordance with the Company's compensation strategy, the market ranges were then reduced by 10% to establish a below market base salary range for executive officers. Each individual executive officer was then evaluated based upon performance and experience and base salary compensation was awarded within the established range.

  CEO COMPENSATION. Mr. Callahan's base salary was determined directly by the Committee based upon the same criteria and using the same process as for all executive officers described above. A base salary range was derived from market information on chief executive officer salaries at companies within the financial services industry and of similar asset size to Iroquois and his salary was then fixed within that range taking into consideration both experience and performance.

ANNUAL INCENTIVE COMPENSATION

  EXECUTIVE OFFICERS COMPENSATION. Annual incentive compensation played a critical role as intended in the Company's compensation strategy because it was used to reward executives upon the achievement of key operating and financial results. Incentive compensation is used to reinforce the pay for performance goal and place a portion of the executive's compensation for the year at risk if either Company or individual performance goals are not achieved. The Company's 1995 Management Incentive Plan rewarded executives for the achievement of both subsidiary bank and individual performance goals, where the weight allocated between the performance achieved for those two components varied, with greater weight attached to overall bank performance (defined in terms of pre-tax net income). Under the Plan, the executives were awarded for performance within a range of 16% to 27 % of base salary based on the achievement of the established performance goals.

  CEO COMPENSATION. Annual incentive compensation was awarded to the chief executive officer during 1995 under the Company's 1995 Management Incentive Plan described above based upon his individual performance and the performance of Cayuga Savings Bank, for which he serves as chief executive officer. The Committee determined that no additional incentive compensation was necessary for holding company responsibilities independent of the subsidiary, which comprises the Company's primary asset and operations. This determination is in accordance with the Company's compensation philosophy that compensation be paid and primary performance be measured at the operating subsidiary level until the complexion of the holding company warrants a change. In addition, chief executive officer performance for the Company's other subsidiary was recognized in the incentive compensation awarded to Mr. Notebaert, who serves as chief executive of The Homestead Savings and an executive officer of the Company.

  Targeted incentive award percentages under the Management Incentive Plan were established based on market information provided by the Company's independent consultant for companies of similar size and in the same industry group. Award levels were established at a market level for 1995.

EQUITY BASED INCENTIVE COMPENSATION

  Long term goals are used to provide balance to the short term pay for performance strategy achieved through annual incentive compensation. Long term goals of increased shareholder value are reinforced with equity based compensation, to align executives' interests more closely with those of the shareholders. Awards in 1995 were limited because of relatively few shares available under the existing 1988 Stock Option Plan, in contemplation of a review of the Company's incentive compensation programs and adoption of a new plan (see Proposal to Approve 1996 Stock Option Plan at page 18 of this proxy statement). The options were awarded to the top three tiers of management defined in the Company's Management Incentive Plan described above; the Company's executive officers are included in the top two tiers of that Plan. The allocation was made by using a market-based multiple derived from information on long term incentive grants for peer companies in the same industry group as provided by the Company's independent consultant.

 IROQUOIS BANCORP, INC.
 COMPENSATION COMMITTEE

 John Bisgrove, Jr.,Chairperson
 Russel C. Fielding
 Joseph P. Ganey
 William J. Humes
 Lewis E. Springer, II

PERFORMANCE GRAPH

  The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its common stock to (a) the cumulative return of the Nastaq Stock Market (National Market - US Companies) index and to
(b) the cumulative return Bank Stocks index. The graph and tabular explanation of the graph assume that $100 was invested on December 31, 1990 in each of Iroquois common stock, the Nasdaq Stock Market (National Market - US Companies) Index and the Nasdaq Stock Market Bank Stocks Index, and that all dividends were reinvested. The data was furnished by the Center for Research in Security Prices (CRSP).



Graphical Representation of the following data:

- - --------------------------------------------------------------------------------

                              1990    1991    1992   1993   1994   1995
- - --------------------------------------------------------------------------------

Iroquois Bancorp,
Inc.                          $100.0  126.4  203.5   300.7  299.5  494.8
- - --------------------------------------------------------------------------------

Nasdaq Stock
Market (National Market -
US Companies)                 $100.0  160.6  186.9   214.5  209.7  296
- - --------------------------------------------------------------------------------

Nasdaq Bank
Stocks                        $100.0  164.1  238.9   272.4  271.4  404.4
- - --------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

  From time to time, Cayuga Savings Bank and The Homestead Savings (FA) make loans to their directors and officers and those of the Company, as well as to other companies and businesses with which directors of the Company and its subsidiaries may be affiliated. Included are loans that may be secured by a mortgage on the officer's or director's primary residence. All loans to directors and executive officers and to any affiliated business are specifically approved in writing by the lending institution's Board of Directors, and are made on substantially the same terms, including interest rates and collateral, as those for comparable transactions with other persons prevailing at the time, and do not involve more than the normal risk of collectability or present other unfavorable features.

         ------------------------------------------------------------

                        PROPOSAL TO AMEND THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION

  Shareholders will be asked at the Annual Meeting to consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation increasing the number of shares of authorized common stock, $1.00 par value, from 3,000,000 to 6,000,000. Such amendment was determined advisible and unanimously approved by the Board of Directors of the Company on January 25, 1996.

  The Company's Restated Certificate of Incorporation currently authorizes the issuance of 6,000,000 shares of capital stock, composed of 3,000,000 shares of common stock and 3,000,000 shares of serial preferred stock. The proposed amendment would increase the Company's total authorized capital stock by 3,000,000 shares, from 6,000,000 to 9,000,000 shares. If the amendment is authorized, the text of article 4 and 4.A would be amended to read as follows:

       "4.   Stock.  The authorized capital stock of this Corporation shall
             -----
       consist of Nine Million (9,000,000) shares of common and serial preferred stock, which shall be classified as follows:

       A. Six Million (6,000,000) shares of the capital stock shall be designated as shares of the common stock, par value One
       Dollar ($1.00) per share."

  At February 1, 1996, there were 2,340,242 issued and outstanding shares of the Company's common stock and an additional 96,000 shares of common stock authorized and unissued, but reserved for issuance under the Company's Amended and Restated 1988 Stock Option Plan. In addition, as described in proposal 3 of this proxy statement, the Board of Directors has approved the 1996 Stock Option Plan which, if approved, will require an additional 230,000 shares of the Company's common stock be reserved for issuance under that plan.

  In August, 1995, the Company issued 1,148,260 shares of common stock as the result of a two-for-one stock split effected in the form of a stock dividend, which reduced the number of shares available for issuance. The Board of Directors has determined that the number of authorized shares of common stock should be increased to provide the Company with sufficient available shares to provide the Company with the flexibility to conduct the Company's future operations, including the issuance, distribution, exchange, or reservation of shares of common stock for stock dividends, acquisitions, financings, and employee equity compensation programs as may become desirable from time to time, including the 1996 Stock Option Plan described in proposal 3 of this proxy statement.

  The Board of Directors currently has no specific plans to issue additional common stock except as provided in the Company's existing Amended and Restated 1988 Stock Option Plan, the proposed 1996 Stock Option Plan, and the Company's automatic Dividend Reinvestment Plan.

  Holders of the Company's common stock do not have preemptive rights to subscribe to additional securities that will be issued by the Company under such plans and programs, which means that current shareholders do not have any prior right to purchase any of the newly authorized common stock in order to maintain a proportionate ownership interest. All shareholders, who wish to maintain their interests in light of any further issuances of common stock under compensation programs, however, are able to do so through normal market purchases.

VOTE REQUIRED

  Approval of the proposed amendment of the Company's Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the shares of Common stock issued and outstanding and eligible to vote. Accordingly, abstentions will have the same effect as a vote against the proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION. Proxies solicited by management will be voted for this proposal unless a vote against this proposal or abstention is specifically indicated on the proxy card.


         ------------------------------------------------------------

            PROPOSAL TO APPROVE THE COMPANY'S 1996 STOCK OPTION PLAN

  For ten years the Company has provided stock options as an incentive to its executives and key employees responsible for the growth and profitability of the Company. Management believes stock options play a major role in attracting and retaining highly qualified executives and key personnel upon whose judgment, skill, and initiative the Company's success largely depends. In addition, stock options have come to be considered a competitive necessity because of their widespread use in the banking industry.

  On January 25, 1996, the Company's Board of Directors, subject to shareholder approval, adopted the 1996 Stock Option Plan ( the "Plan") recognizing that all available options under the Company's Amended and Restated 1988 Stock Option Plan have been granted. Unexercised options under the 1988 Stock Option Plan will remain in effect according to their terms and approval of the 1996 Stock Option Plan will enable the Company to continue to utilize this tool that management has determined to be an essential component of its compensation strategy as described in more detail in the compensation committee report at page 13 of this proxy statement.

  The 1996 Stock Option Plan is intended to emphasize the Company's performance based compensation philosophy and encourage stock ownership by the Company's officers and key employees. The Plan will be administered by a stock option committee pursuant to guidelines for awards that are tied to achievement of performance goals by eligible officers and key employees. Options will generally be granted on an annual basis to executive officers and key employees of the Company and its subsidiaries if the Company's performance meets certain goals. Awards are based on an amount calculated by utilizing a market multiple that increases as the Company's return on equity increases from 80% up to a maximum of 120% of the target for the year. No options are granted if the return on equity is less than 80% of the performance goal and awards do not increase for performance above 120% of the target. The multiples are set according to the level of employment responsibility, with higher multiples for higher level executives. The specific number of options granted is determined by applying the applicable multiple based on the return on equity for the employee's category to the employee's current base salary and dividing by the current market price of one share of Company common stock.

  The following is a brief description of certain key provisions of the Plan. It is intended only as a summary and is qualified by reference to the entire 1996 Stock Option Plan, which is attached hereto as Exhibit A.

DESCRIPTION OF THE PLAN

  Under the terms of the Plan, up to 230,000 shares of common stock are subject to the grant of options. It is intended that the options granted under the Plan may constitute either incentive stock options as described below ("Incentive Options"), or options that do not so qualify ("Non-Qualified Options"). The Plan will be administered by a stock option committee designated by the Board of Directors (the "Committee"). Under the plan, the Committee is given discretion to select the employees to whom options are granted, the option price, the number of shares subject to each option, and the time or times at which each option may be exercised, including whether an option may be exercised in whole or in installments. It is anticipated, however, that except under special circumstances the Committee will make such determinations in accordance with the Company's compensation policies and guidelines described above.

  Officers and other key employees of the Company and its subsidiaries are eligible to receive options to purchase shares of the Company's common stock.
No options may be granted after five (5) years from the date of the Plan's original approval in January, 1996. The option price for shares purchased upon the exercise of options is not less than 100% of the fair market value of the shares on the date of grant and no option is exercisable after the expiration of ten years from the date of grant. On March 1, 1996, the closing sale price of the Company's common stock was $13.50. Generally, an employee may exercise an option only while employed by the Company or a subsidiary or within thirty days of termination of employment, ninety days after retirement or disability, or two years after death. An optionee cannot transfer or assign an option other than by will or in accordance with the laws of descent and distribution.

  The Plan may be amended without a vote of the shareholders except to the extent that such amendment would increase the number of shares available, amend provisions relating to administration or eligibility, change the price computation or decrease any option price, increase the maximum term of any option or materially increase any benefits under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

  Under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), no federal income tax consequences are incurred by the Company or the optionee at the time an Incentive Option is granted or exercised, except that the difference between the option price and the value of the stock on the date of exercise is an item of tax preferences for purposes of the alternative minimum tax as applied to the optionee. When and if the stock received upon exercise of an Incentive Option is sold in a qualified disposition (a disposition at least two years after the issuance of an option and one year after the exercise of the option), the optionee will realize gain or loss equal to the difference between the selling price of the stock and the price paid for the stock. In the event of a disqualifying disposition of stock received upon the exercise of an Incentive Option, the excess of the fair market value of the stock on the exercise date (or, if less, on the date of the disqualifying disposition) over the option price will constitute ordinary income to the optionee in the year of the disposition, and a corresponding deduction will be available to the Company.

  With respect to Non-Qualified Options, no federal income tax consequences are incurred by the Company or the optionee at the time the option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the value of the stock on the date of exercise and the Company will be entitled to a corresponding deduction for federal income tax purposes in an equal amount upon compliance with any requisite income tax withholding provisions. Upon the sale of stock received upon exercise of such an option, the optionee will realize gain or loss equal to the difference between the selling price of the stock received upon exercise of a Non-Qualified Option, the optionee will recognize gain or loss equal to the difference between the selling price of the stock in its fair market value on the date of exercise.

VOTE REQUIRED

  Approval of the proposed 1996 Stock Option Plan requires the affirmative vote of a majority of the issued and outstanding shares of the common stock of the Company eligible to vote at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker "non-votes" will also have the same effect as a negative vote because brokers are not permitted to vote on this nondiscretionary matter.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED PLAN. Proxies solicited will be voted for this proposal unless Shareholders vote against this proposal or abstention is specifically indicated on the proxy card.

         ------------------------------------------------------------

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed the firm of KPMG Peat Marwick LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1996, subject to ratification of such appointment by the shareholders of the Company. KPMG Peat Marwick LLP, and its predecessors, have served as auditors of Cayuga Savings Bank and the Company for more than 22 years. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

         ------------------------------------------------------------

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

  All proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company at the address on the cover of this proxy statement no later than December 2, 1996 in order to be included in the proxy statement and form of proxy for the 1997 Annual Meeting. All such proposals shall be subject to the requirements of the Securities and Exchange Commission adopted under the Securities Act of 1934, as amended.

                                 OTHER MATTERS

  As of this date, the Board of Directors does not know of any business to be brought before the Annual Meeting other than as specified above. If any other matters properly come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

  A copy of the Annual Report to Shareholders of the Company containing consolidated financial statements prepared in conformity with generally accepted accounting principles for the year ended December 31, 1995 accompany this proxy statement being mailed to shareholders and is incorporated by reference, and made a part of this proxy statement. Additional copies of the Annual Report to Shareholders may be obtained without charge from the Secretary of the Company, 115 Genesee Street, Auburn, New York 13021.


                            By Order of the Board of Directors



                            James H. Paul, Secretary



Auburn, New York
April 1, 1996

  THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY RECORD HOLDER OR BENEFICIAL OWNER OF ITS COMMON STOCK AT ANY TIME AFTER MARCH 30, 1996 A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K. WRITTEN REQUESTS SHOULD BE DIRECTED TO IROQUOIS BANCORP, INC., TO THE ATTENTION OF JAMES H. PAUL, 115 GENESEE STREET, AUBURN, NEW YORK 13021.

                                                                      APPENDIX A
                             IROQUOIS BANCORP, INC.
                             1996 STOCK OPTION PLAN

     1.  INTRODUCTION AND STATEMENT OF PURPOSE

     This 1996 Stock Option Plan (the "Plan") is intended to encourage stock ownership by selected officers and employees of Iroquois Bancorp, Inc. (the "Company"), a New York corporation registered as a state bank holding company under the New York State Banking Law and as a federal thrift holding company under the Home Owners' Loan Act of 1933, as amended, and to selected officers and employees of the Company's subsidiaries, Cayuga Savings Bank, a New York State chartered savings bank, The Homestead Savings (FA), a federally chartered savings association and such other entities as may become a subsidiary of the Company while this Plan remains in effect (collectively, the "Subsidiaries" and individually, a "Subsidiary"). The Plan is designed to promote the Company's interests by increasing the proprietary interest in the Company of officers and key employees of the Company and Subsidiaries on whose judgment and performance the success of the Company largely depends. The Plan is also designed to attract and retain persons of experience and ability to serve as officers and employees of the Company and Subsidiaries.

     Options granted under this Plan may be either Incentive Stock Options (as hereinafter defined and provided for in Section 5(a) of this Plan) or Nonstatutory Stock Options (as hereinafter defined and provided for in Section 5(b) of this Plan), as shall be determined in each specific case by a duly appointed committee of the Board of Directors of the Company (the "Committee") as hereinafter provided. As used in this Plan, the term "Option" shall refer to either Incentive Stock Options or Nonstatutory Stock Options, or both.

     2.  ADMINISTRATION
     (a) Subject to the express provisions of this Plan, the Committee shall have plenary authority, in its sole discretion:
     (i) To determine the time or times at which, and the officers and employees of the Company and Subsidiaries to whom options shall be granted under this Plan;
     (ii) To determine, as the case may be, the Incentive Stock Option Price or Nonstatutory Stock Option Price (both as defined herein) of, and the number of shares of Stock (as defined herein) to be covered by, options granted under this Plan;

     (iii) To determine the time or times at which each option granted under this Plan may be exercised, including whether an option may be exercised in whole or in installments;
     (iv) To interpret this Plan and to prescribe, amend and rescind rules and regulations relating to it; and
     (v) To make all other determinations which the Committee shall deem necessary or advisable for the administration of this Plan.

     (b) The membership of the Committee shall at all times consist of not less than 2 members of the Board of Directors of the Company (the "Board of Directors"), each of whom shall be a "Disinterested Person" as defined in
Section 2(d) hereinafter. The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right (i) to appoint the members of the Committee, and
(ii) to terminate or amend this Plan consistent with provisions of applicable law. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee, however caused, and may discharge the Committee. Duly authorized actions of the Committee shall constitute actions of the Board of Directors for the purposes of this Plan and the administration thereof.
     (c) Notwithstanding anything herein to the contrary, no employee, officer or director of the Company shall, as a member of the Committee or otherwise, have any vote with regard to the grant of any option to such employee, officer or director, including, but not limited to:

\      (i)  The time at which any such option shall be granted;
      (ii)  The number of shares of Stock covered by any such option;
     (iii) The time or times at which, or the period during which, any such option may be exercised or whether it may be exercised in whole or in installments;
     (iv) The provisions of the agreement relating to any such option; and

     (v) The Incentive Stock Option Price of Stock subject to an Incentive Stock Option granted to such person, or the Nonstatutory Stock Option Price of Stock subject to a Nonstatutory Stock Option granted to such person.
     (d) The term "Disinterested Person" as used in Section 2(b) of this Plan shall mean a person who, at the time the person exercises discretion with respect to the administration of this Plan, has not during the preceding year received any discretionary grant of equity securities of the Company and otherwise satisfies the qualifications of a "Disinterested Person" within the meaning of the Securities and Exchange Commission's rules and regulations.

     3.  STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 10 of this Plan, the maximum number of shares which may be made subject to options, or which may be issued upon the exercise of options granted under this Plan, shall be 230,000 shares of the common stock of the Company (the "Stock"). The shares of Stock reserved for issuance pursuant to this Plan shall consist of authorized but previously unissued shares of Stock. Alternatively, the Committee may use Treasury shares of Stock, in which case the number of authorized but unissued shares held in reserve shall be reduced accordingly.

     Except as otherwise provided in Section 10 of this Plan, if an option granted under this Plan expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Stock allocable to the unexercised portion of such option may again be made subject to an option or options granted under this Plan.

     4.  ELIGIBILITY

     Options may be granted under this Plan to such officers and regular full-time employees of the Company and Subsidiaries as may be selected in the manner provided in Section 2 of this Plan. A director of the Company or a Subsidiary who is not also a regular full-time employee of the Company or a Subsidiary shall not be eligible to receive any options under this Plan. A person granted an option under this Plan shall nevertheless remain eligible to receive one or more additional options thereafter, notwithstanding that options previously granted to such person remain unexercised in whole or in part.

     5.  TERMS OF OPTIONS

     This Plan is intended to authorize the Committee to grant, in its discretion, options that qualify as incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (such qualifying options being referred to herein as "Incentive Stock Options") or options that do not so qualify (such nonqualifying options being referred to
herein as "Nonstatutory Stock Options").   Each option granted under this Plan
shall be evidenced by a written option agreement which shall be executed and delivered as provided in Section 12 of this Plan and which shall specify whether the option granted therein is an Incentive Stock Option or a Nonstatutory Stock Option.
     (a) Terms  of  Incentive  Stock Options.  Each stock option agreement
         ------------------------------------
covering an Incentive Stock Option granted under this Plan and any amendment thereof shall conform to the provisions of Section 5(a)(i)-(iii) below, and may contain such other terms and provisions consistent with the requirements of this Plan as the Committee shall deem appropriate:
     (i) Incentive  Stock  Option  Price.  Except as otherwise specifically
         --------------------------------
provided in Section 8, the purchase price of each share of Stock subject to an Incentive Stock Option (the "Incentive Stock Option Price") shall be a stated price which is not less than 100% of the fair market value of such share of Stock, determined in accordance with Section 8 of this Plan, as of the date such Incentive Stock Option is granted; provided, however, that if an employee, at the time an Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company, (or, under Section 425(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor, or lineal descendant of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), then the Incentive Stock Option Price of each share of Stock subject to such Incentive Stock Option shall be at least equal to 110% of the fair market value of such share of Stock, as determined in the manner stated above.
     (ii) Term of Incentive Stock Options.  Incentive Stock Options granted
          -------------------------------
under this Plan shall be exercisable for such periods as shall be determined by the Committee at the time of grant of each such Incentive Stock Option, but in no event shall an Incentive Stock Option be exercisable after the expiration of 10 years from the date of grant; provided, however, that an Incentive Stock Option granted to any employee who owns or is deemed to own stock representing more than 10% of the total combined voting power of all classes of Stock under
Section 425(d) of the Code pursuant to Section 5(a)(i) above, shall not be exercisable after the expiration of 5 years from the date of grant. Each Incentive Stock Option granted under this Plan shall also be subject to earlier termination as provided in this Plan.
     (iii)  Exercise of Incentive Stock Options.
            -----------------------------------

     (A) Subject to the provisions of Sections 5(a) (iii) (F) and 10 of this Plan, Incentive Stock Options granted under this Plan may be exercised in whole or in installments, to such extent, and at such time or times during the terms thereof, as shall be determined by the Committee at the time of grant of each such option.
     (B) Incentive Stock Options granted under this Plan shall be exercisable only by delivery to the Company of written notice of exercise, which notice shall state the number of shares with respect to which such Incentive Stock Option is exercised, the date of grant of the Incentive Stock Option, the aggregate purchase price for the shares with respect to which the Incentive Stock Option is exercised and the effective date of such exercise, which date shall not be earlier than the date the notice is received by the Company nor
later than the date upon which such Incentive Stock Option expires.   The
written notice of exercise shall be sent together with the full Incentive Stock Option Price of the shares purchased, which must be paid in full in United States dollars by cash, certified check, bank draft or money order payable to the order of the Company.
     (C) Except as expressly provided to the contrary in Section 9 of this Plan, an Incentive Stock Option granted hereunder shall remain outstanding and shall be exercisable only so long as the person to whom such Incentive Stock Option was granted remains an officer or employee of the Company.
     (b) Terms of Nonstatutory Stock Options.  Each Stock Option agreement
         -----------------------------------
covering a Nonstatutory Stock Option granted under this Plan and any amendment thereof shall conform to the provisions of Section 5(b)(i)-(iii), below, and may contain such other terms and provisions consistent with the requirements of this Plan as the Committee shall deem appropriate:
     (i)  Nonstatutory Stock Option Price.  Except as otherwise specifically
          -------------------------------
provided in Section 8, the purchase price of each share of Stock subject to a Nonstatutory Stock Option (the "Nonstatutory Stock Option Price") shall be a stated price which is not less than 100% of the fair market value of such share of Stock, determined in accordance with Section 8 of this Plan, as of the date the Nonstatutory Stock Option is granted.
     (ii) Term of Nonstatutory Stock Options. Nonstatutory Stock Options granted under this Plan shall be exercisable for such periods as shall be determined by the Committee at the time of grant of each such Nonstatutory Stock Option, but in no event shall a Nonstatutory Stock Option be exercisable after the expiration of 10 years from the date of grant. Each Nonstatutory Stock Option granted under this Plan shall also be subject to earlier termination as provided in this Plan.

     (iii)  Exercise of Nonstatutory Stock Options.
            --------------------------------------

     (A) Subject to the provisions of Sections 5(b)(iii)(E) and 10 of this Plan, Nonstatutory Stock Options granted under this Plan may be exercised in whole or in installments, to such extent, and at such time or times during the terms thereof, as shall be determined by the Committee at the time of grant of each such option.

     (B) Nonstatutory Stock Options granted under this Plan shall be exercisable only by delivery to the Company of written notice of exercise, which notice shall state the number of shares with respect to which such Nonstatutory Stock Option is exercised, the date of grant of the Nonstatutory Stock Option, the aggregate purchase price for the shares with respect to which the Nonstatutory Stock Option is exercised and the effective date of such exercise, which date shall not be earlier than the date the notice is received by the Company nor later than the date upon which such Nonstatutory Stock Option expires. The written notice of exercise shall be sent together with the full Nonstatutory Stock Option Price of the shares purchased, which must be paid in full in United States dollars by cash, certified check, bank draft or money order payable to the order of the Company.

     (C) Except as expressly provided to the contrary in Section 9 of this Plan, a Nonstatutory Stock Option granted hereunder shall remain outstanding and shall be exercisable only so long as the person to whom such Nonstatutory Stock Option was granted remains an officer or employee of the Company or a Subsidiary.

     6.  LIMITATION ON GRANT OF INCENTIVE STOCK OPTIONS

     The aggregate fair market value of the Company's Stock (determined under Section 8 hereof at the time of the grant of any option) with respect to which Incentive Stock Options are first exercisable by any person holding an option during any calendar year (under all stock option plans of the Company) shall not exceed $100,000.00.

     7.  RIGHTS OF OPTIONEES; TRANSFERABILITY

     No holder of an option shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such option unless and until the option shall have been exercised pursuant to the terms thereof, the Company shall have issued and delivered to the holder of the option certificates representing the shares of Stock as to which the option has been exercised, and the name of the holder shall have been entered as a shareholder of record on the books of the

Company, or its transfer agent. Thereupon, such person shall have full voting and other ownership rights with respect to such shares of Stock.

     All Incentive Stock Options and Nonstatutory Stock Options granted under this Plan shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom granted only by such person (or such person's duly appointed, qualified, and acting personal representative).

     8.  DETERMINATION OF FAIR MARKET VALUE

     For the purposes of this Plan, the fair market value of a share of Stock of the Company shall be, unless otherwise prescribed by the Code and Regulations thereunder, the average of the closing sale prices of the Stock as traded on The Nasdaq Stock Market and reported in Nasdaq National Market listings on each of the 5 trading days prior to the date on which such determination is made.

     9.  RETIREMENT, TERMINATION OF EMPLOYMENT OR DEATH OF HOLDERS OF OPTIONS
     (a) Retirement.  If a person to whom an option has been granted under this
         ----------
Plan retires from employment with the Company and/or Subsidiary on the "Normal Retirement Date" or as a result of "Disability" (both as defined for purposes of the Iroquois Bancorp, Inc. Money Purchase Pension Plan as in effect on the date of adoption of this Plan by the Board of Directors), such option shall continue to be exercisable in whole or in part to the extent exercisable on the date of retirement, and, to the extent not theretofore exercised, by the person to whom granted (or such person's duly appointed, qualified, and acting personal representative) in the manner set forth in Section 5 of this Plan, at any time within the remaining term of such option unless otherwise determined by the Committee at the time of grant, provided, however, that any Incentive Stock Option must be exercised within 3 months of the Normal Retirement Date, or within one year from the Termination date of employment caused by Disability.
     (b) Termination of Employment.  Except as otherwise provided in this
         -------------------------
Section 9, if the employment of a person to whom an option has been granted under this Plan is terminated for any reason, such option shall, to the extent not theretofore exercised, continue to be exercisable to the same extent that it was exercisable for a period of 30 days from the date of such termination of employment, or for such other period as may be determined by the Committee at the time of grant, whereupon it shall terminate and shall not thereafter be exercisable; provided, however, that in the event of termination of employment for cause involving dishonesty, malfeasance, misfeasance or the commission of a criminal offense (with respect to which determination of the Committee shall be final and conclusive), any such option shall terminate immediately upon such termination of employment. No option granted under this Plan shall be affected by any change of duties or position of the person to whom such option was granted or by any temporary leave of absence granted to such person by the Company.
     (c) Death.  Unless otherwise determined by the Committee at the time of
         -----
grant, if a person to whom an Option has been granted under this Plan (the "Grantee") dies prior to the expiration of the term of such option, such option shall be exercisable by the estate of the Grantee, or by a person who acquired the right to exercise such option by bequest or inheritance from the Grantee, at any time within two years after the death of such person and prior to the date upon which the term of such option expires, to the extent and in the manner exercisable by the Grantee as of the date of death.

     10.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION; CHANGES IN CONTROL
     (a) If the outstanding shares of Stock of the Company as a whole are increased, decreased, changed into, or exchanged for, a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or amendment to the articles of incorporation of the Company or otherwise, an appropriate and proportionate adjustment, as determined by the Committee and subject only to the approval of regulatory authorities having jurisdiction, if any, shall be made to the number and kind of shares subject to this Plan, and to the number, kind, and per share Incentive Stock Option Price or Nonstatutory Stock Option Price (as the case may be) of shares subject to unexercised options granted prior to any such change. Any such adjustment shall be made without a change in the aggregate purchase price of the shares of Stock subject to the unexercised portion of any option.
     (b) Upon the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger or consolidation of the Company with one or more other corporations in which the Company is not the surviving corporation, or of the transfer of substantially all of the assets or the transfer of all of the shares of the Company to another corporation (any such transaction being referred to herein as a "Terminating Event"), this Plan and any option theretofore granted hereunder shall terminate unless provision is made in writing in connection with such Terminating Event for the continuance of this Plan and for the assumption of options theretofore granted hereunder, or the substitution for such options of new options covering the shares of the successor corporation, or a parent or subsidiary thereof, with such appropriate adjustments as may be determined or approved by the Committee (or the successor to the Company) to the number and kind of shares subject to such substituted options and to the Incentive Stock Option Price or Nonstatutory Stock Option Price (as the case may be), in which event this Plan and the options theretofore granted or the new options substituted therefor, shall continue in the manner and under the terms so provided, subject only to the approval of the regulatory authorities having jurisdiction, if any, under applicable law and regulation. Upon the occurrence of a Terminating Event in which provision is not made for the continuance of this Plan and for the assumption of options theretofore granted or the substitution for such options of new options covering the shares of a successor corporation or a parent or subsidiary thereof, each officer or employee to whom an option has been granted under this Plan (or such person's personal representative, estate or any person who acquired the right to exercise the option from such person by bequest or inheritance) shall be entitled, prior to the effective date of any such Terminating Event, (i) to exercise, in whole or in part, such person's rights under any option granted to such person without regard to any restrictions on exercise that would otherwise apply, or (ii) to surrender any such option to the Company in exchange for receipt of cash equal to the difference between the aggregate fair market value of the shares of Stock such person would have received had the person exercised the option in full immediately prior to consummation of such Terminating Event (determined as of the date of the Terminating Event as provided in Section 8 hereof) and the applicable aggregate Incentive Stock Option Price or Nonstatutory Stock Option Price, as the case may be. To the extent that a person, pursuant to this Section 10(b), has a right to exercise or surrender any option on account of a Terminating Event which such person otherwise would not have had at that time, such person's exercise or surrender of such option shall be contingent upon the consummation of such Terminating Event.
     (c) In connection with the grant of any option hereunder the Committee may, in its sole discretion, provide the holder thereof with the right, following a "change in control" of the Company (as such term is defined in Section 10(d) hereinafter), and without regard to any restrictions on exercise that would otherwise apply, to exercise such option or to surrender such option for a cash payment equal to the difference between the aggregate fair market value of the number of shares of Stock then subject to the option, as determined in accordance with Section 8 of this Plan as of the date of such surrender, and the aggregate Incentive Stock Option Price or Nonstatutory Stock Option Price therefor, as the case may be. Any right granted hereunder shall expire one year after receipt by the option holder of written notice from the Company that a change in control has occurred.
     (d) For the purposes of this Plan, a "change in control" of the Company shall mean: (i) any "person," including a "group" as determined in accordance with the Section 13(d) of the Securities Exchange Act of 1934 ( the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 80% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities; or (v) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company.

     11.  EFFECTIVE DATE OF THE PLAN

     This Plan shall become effective upon its adoption by the Board of Directors; provided, however, that (i) approval by the affirmative votes of a majority of the outstanding shares of common stock of the Company eligible to vote thereon at a shareholder's meeting duly called and held under the provisions of New York Law has been obtained within 12 months after the adoption of this Plan by the Board of Directors; and (ii) the effectiveness of options granted under this Plan prior to the date that such approval by the shareholders is obtained shall also be subject to such approval.

     12.  MANNER OF GRANT OF OPTIONS

     The granting of an option under this Plan shall be deemed to occur only upon the date on which the Committee shall approve the grant of such option.
All options granted under this Plan shall be evidenced by a written agreement, in such form as shall be determined by the Committee, signed by a representative of the Committee and the recipient thereof.

     13.  COMPLIANCE WITH LAW AND REGULATIONS

     The obligation of the Company to sell and deliver any shares of Stock under this Plan shall be subject to all applicable laws, rules and regulations, and the obtaining of all approvals by governmental agencies deemed necessary or appropriate by the Committee, and should the grant or exercise of any particular option or options hereunder be found to be in contravention of any such laws, rules or regulations, said options shall be void or voidable without affecting any other options granted (or to be granted) hereunder. Except as otherwise provided in Section 2 and Section 16 herein, the Committee may make such changes in this Plan and include such terms in any option agreement as may be necessary or appropriate, in the opinion of counsel to the Company, to comply with the rules and regulations of any governmental authority or to obtain, for officers and employees granted Incentive Stock Options, the tax benefits under the applicable provisions of the Code and the regulations thereunder.

     With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended ("1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by the administrators of the Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the administrators of the Plan. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as participants subject to Section 16 are concerned.

     14.  TAX WITHHOLDING

     The Company shall have the right, in its sole discretion, to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the grant, exercise or surrender of any option or the sale of stock acquired upon the exercise of an Incentive Stock Option granted hereunder in order for the Company to obtain a tax deduction otherwise available as a consequence of such grant, exercise, surrender or sale, as the case may be.

     15.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the shareholders of the Company for approval shall be construed as having any impact on existing qualified or nonqualified retirement, bonus or similar plans of the Company or as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

     Any options granted under the Company's 1988 Stock Option Plan or Amended and Restated 1988 Stock Option Plan (the "1988 Plan") shall remain in effect subject to the terms of the 1988 Plan.

     16.  AMENDMENT

     The Board of Directors at any time, and from time to time, may amend this Plan, and except as provided in Sections 10 or 11 hereof, no amendment shall be effective unless approved by the affirmative votes of the holders of a majority of the outstanding shares of the Company's Voting Stock within 12 months after the date of the adoption of such amendment, if such amendment would:
     (a) Increase the number of shares of Stock which may be made subject to options, or which may be issued upon the exercise of options granted under this Plan;
     (b) Change in substance the provisions of Section 2 hereof relating to administration of this Plan, or of Section 4 hereof relating to eligibility to participate in this Plan;
     (c) Change the method of computing the Incentive Stock Option Price for shares of Stock subject to Incentive Stock Options or the Nonstatutory Stock Option Price for shares of Stock subject to Nonstatutory Stock Options or decrease any option price;
     (d) Increase the maximum term of any options provided for herein, or the term of the Plan; or
     (e) Materially increase the benefits accruing to participants under the Plan.

     Except as provided in Sections 11 and 13 hereof, rights and obligations under any option granted before amendment of this Plan shall not be altered or impaired by amendment of this Plan, except with the consent of the person to whom the option was granted.

     17.  TERMINATION OR SUSPENSION

     The Board of Directors at any time may suspend or terminate this Plan.
This Plan, unless sooner terminated, shall terminate on the fifth anniversary of its adoption by the Board of Directors or its approval by the shareholders of the Company, whichever is earlier, but such termination shall not affect any option theretofore granted. No option may be granted under this Plan while this Plan is suspended or after it is terminated.

     No rights or obligations under any option granted while this Plan is in effect shall be altered or impaired by suspension or termination of this Plan, except with the consent of the person to whom the option was granted. Any option granted under this Plan may be terminated by agreement between the holder thereof and the Company and, in lieu of the terminated option, a new option may be granted with an Incentive Stock Option Price or a Nonstatutory Stock Option Price, as the case may be, which may be higher or lower than the Incentive Stock Option Price or Nonstatutory Stock Option Price, as the case may be, of the terminated option.

     18.  CONTINUATION OF EMPLOYMENT

     Nothing contained in this Plan (or in any written option agreement) shall obligate the Company or any Subsidiary to continue for any period to employ an officer or employee to whom an option has been granted, or interfere with the right of the Company or Subsidiary to vary the terms of such person's employment or reduce such person's compensation.

     19.  EXCULPATION AND INDEMNIFICATION

     The Company shall indemnify and hold harmless the members of the Board of Directors and the members of the Committee from and against any and all liabilities, costs, and expense incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities, and obligations under this Plan, other than such liabilities, costs and expenses as may result from the negligence, gross negligence, bad faith, willful misconduct, or criminal acts of such persons.

     20.  TITLES

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

REVOCABLE                                          APPENDIX B TO PROXY STATEMENT
 PROXY

                            IROQUOIS BANCORP, INC.
                                 COMMON STOCK

                  ANNUAL MEETING OF SHAREHOLDERS MAY 9, 1996

          The undersigned holder of common stock of Iroquois Bancorp, Inc. hereby appoints James H. Paul and Marianne R. O'Connor and each of them his/her attorneys, agents and proxies to represent the undersigned and to vote and act upon the shares of common stock standing in the name of the undersigned which he/she would be entitled to vote if personally present, as specified below, at the Annual Meeting of Shareholders to be held on Thursday, May 9, 1996 at 10:00 a.m. or at any adjournment thereof, with full power of substitution and revocation.

                                     BALLOT

1.  ELECTION OF DIRECTORS FOR THREE YEAR TERMS EXPIRING IN 1999

[ ] FOR all nominees listed below             [ ] WITHHOLD AUTHORITY to vote
    (except as marked to the contrary below)      for all nominees listed below

Class of 1996: William J. Humes; Arthur A. Karpinski; Henry D. Morehouse (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

- - --------------------------------------------------------------------------------

2.  PROPOSAL TO APPROVE THE COMPANY'S 1996 STOCK OPTION PLAN
    [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

3. PROPOSAL TO AMEND THE COMPANY RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK FROM 3,000,000 TO 6,000,000.

4. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS
    [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                      (Signature on reverse side required)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE OF THIS CARD. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

                                 Date:

                                 Signed
                                 (Name of shareholder should be signed exactly as it appears to the left) Please mark, sign, date and return this proxy card promptly in the enclosed postpaid envelope. This will save your Company the cost of a follow-up solicitation.


Do you plan to attend the meeting?  ____ YES    ____ NO